Exhibit 32.1
CERTIFICATIONS PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of Chromcraft Revington, Inc. (the “Company”) on Form 10-Q for the period ended June 28, 2008, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Ronald H. Butler, Chairman and Chief Executive Officer of the Company, and Frank T. Kane, Executive Vice President-Finance and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:
1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

/s/ Ronald H. Butler
Ronald H. Butler
Chairman and Chief Executive Officer
August 11, 2008

/s/ Frank T. Kane
Frank T. Kane Executive Vice President and
Chief Financial Officer
August 11, 2008